Exhibit 99.3

Enjoy Technology / MRAC

Investor Presentation Transcript

Disclaimer:

Forward-Looking Statements

Please note that this presentation, as well as the Form 8-K that includes definitive documentation with respect to the proposed business combination described below, can be found at the website of the U.S. Securities and Exchange Commission at www.sec.gov.

The discussion today may contain forward-looking statements including, but not limited to, with regard to Enjoy Technology Inc. (“Enjoy”) and Marquee Raine Acquisition Corp. (“MRAC”) and their respective expectations or predictions of future financial, business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, and they are not guarantees of performance. You should not put undue reliance on these statements. You should understand that such forward-looking statements involve risks and uncertainties, including the items discussed under the risk factors beginning on slide 3 of the presentation. Such factors may be updated from time to time in MRAC’s filings with the SEC, which are available on the SEC website, and they may cause actual results or performance to differ materially from those indicated by such statements. MRAC and Enjoy are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Today’s remarks also refer to certain non-GAAP financial measures. Definitions of these non-GAAP financial measures are available on slide 2 of the investor presentation.

Please refer to the disclaimers found on slides 1 and 2 of the investor presentation as well as the disclaimers at the end of this transcript for additional information.

Presenters:

•	Tom Ricketts, Co-Chairman of MRAC

•	Brett Varsov, Co-CEO of MRAC and Partner and Head of M&A at The Raine Group

•	Ron Johnson, Founder and Chief Executive Officer of Enjoy

•	Fareed Khan, Chief Financial Officer of Enjoy

Tom Ricketts

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Thank you for joining us today. We are thrilled to announce today the combination of Enjoy Technology with Marquee Raine Acquisition Corp. This combination will accelerate Enjoy’s rapid growth and support its vision to pioneer the next disruptive channel for retail.

•	I’m Tom Ricketts, Co-Chairman of Marquee Raine Acquisition Corp.

•	I’m joined on today’s call by:

•	Brett Varsov, Co-CEO of Marquee Raine Acquisition Corp. and Partner and Head of M&A at The Raine Group

•	Ron Johnson, Founder and Chief Executive Officer of Enjoy

•	And Fareed Khan, Chief Financial Officer of Enjoy.

•

Marquee Raine Acquisition Corp. is a TMT-focused special purpose acquisition company that combined Marquee Sports Holdings, a successful sports, media, entertainment and hospitality company with The Raine Group, a TMT-focused advisory and investment platform. Together, we bring a powerful combination of highly complementary experiences and relationships.

•	Enjoy’s compelling vision and significant market opportunity fit perfectly with our core investment thesis to partner with high-growth companies that are ready to transition to the public markets.

•	We looked closely at a number of companies throughout this process and Enjoy was by far the most transformative company with the most exciting future growth prospects of all those that we evaluated.

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I’ve spent decades focused on customer experience and I’ve seen how challenging it can be to delight customers. That Ron and Enjoy’s team have done this so consistently, with a lifetime Net Promoter Score of 88, is truly an incredible achievement.

•	We are confident that becoming a public company will accelerate Enjoy’s strategy to reinvent Commerce at Home.

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Enjoy is a dynamic and entrepreneurial company led by a visionary and experienced leadership team, offering an exceptional customer experience and long partnerships with leading premium consumer brands.

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It is clear that customers love Enjoy. Enjoy offers maximum convenience and minimized friction. Bringing the convenience of the store and the knowledge of Experts through your front door is a game changer for retail brands going forward.

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Part of what excites us about Enjoy is the company’s track record of partnering with the world’s leading, premium consumer brands and its relationships with best-in-class investors. A bit later we’ll go into how Enjoy turns its delivery service into an incremental sales opportunity for partners.

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Enjoy has a first mover advantage in a huge TAM. Massive tailwinds, driven by the shift to online and the reduction of retail footprints, along with contractual relationships, give Enjoy an enviable market position as the leader in this space. And, the valuation of the deal is modest given Enjoy’s early adoption stage, trajectory and opportunity.

•	We see an especially strong opportunity for Enjoy to continue to grow its attractive financial profile utilizing its unique business model and unit economics, creating a clear path to profitability.

•	We are very excited to partner with Enjoy. I’ll turn it over to Brett to discuss why we believe Marquee Raine is uniquely suited to support Enjoy as a long-term partner.

Brett Varsov

•	Thanks, Tom. We’re incredibly impressed by what Ron and the Enjoy team have built.

•

Our team has a track record of supporting disruptive and growth-oriented companies, and we’ve seen a lot of success investing behind and supporting in founder-led businesses, and adding value by helping them grow.

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We know what it takes to support new public companies, and with our deep networks of TMT relationships, we can’t wait to support Enjoy’s long-term growth as they scale even more quickly and brings the company’s transformative “Commerce at Home” platform to more customers around the world.

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The company’s long term partnerships with some of the best companies in the world and the support from their existing top tier investors helped validate our conviction in Enjoy’s dynamic team, its disruptive business and sizable market opportunities.

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I wanted to spend a minute talking about our diligence process because we dug deep on this and what we saw drove our conviction very high. We conducted extensive, due diligence with a top-three consulting firm, a top-tier tech firm, a big-four accounting firm and a team of more than 30 full-time employees from The Raine Group and Marquee Sports. Our process included a third-party survey with more than 3,000 responses and over 50 interviews with their partners, customers and industry people. Everything we learned made us even more excited about Enjoy.

•	Before we dive into the depth and strength of Enjoy’s team, I’d like to say a few words about Enjoy’s founder and CEO, Ron Johnson.

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Ron has a multi-decade track record of seeing around corners in retail and innovating the next big thing. Ron was instrumental in transforming Target, he helped create the Apple store and now he and his team are bringing Enjoy’s disruptive “Commerce at Home” experience to the public markets. We are excited to watch Ron continue to lead the company through this next phase of growth.

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I’ll conclude by reiterating that we believe Enjoy is one of the most innovative and transformative consumer and technology companies we have seen. Ron has built a terrific team, the business continues to grow and perform incredibly well, and the future opportunity is immense. We’re thrilled to be long-term partners with Enjoy.

•	I will now turn it over to Ron.

Ron Johnson

•	Thanks, Tom and Brett. And thanks everyone for joining us. I am thrilled to tell you about Enjoy.

•

When I worked at Target, I looked at retail through the lens of a merchant. Through that lens, I believed Target had a chance to win by answering the question, “Why does good design have to be expensive?” We launched the industry’s first design partnership and reinforced Target’s image as “Tar-jay”, creating a strategy that has enabled Target to flourish for decades.

•

When I arrived at Apple in 2000, I looked at retail through the lens of customer experience, as I was charged with inventing the Apple retail stores. Knowing the digital world was coming, we built the Apple stores on an experience and not a transaction and created a place people wanted to come just to come. 20 years later, the Apple stores are still widely viewed as the gold standard for retail experience.

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When I began to think about Enjoy, I looked at retail through the lens of an inventor and saw an entirely new paradigm. I saw retail through the lens of location. I realized that online shopping wasn’t about the device you shopped on but the place you shopped and the location that the product is delivered. Online shopping is really Commerce at Home. And I wasn’t alone.

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In 2013, while we were managing Enjoy, Brian Chesky was imagining turning your home into a hotel. John Foley at Peloton was imagining turning your home into an exercise studio. AirBNB and Peloton are Commerce at Home platforms. I realized this Commerce at Home paradigm was something no one else had imagined and would create a multi-decade opportunity to invent an entirely new channel.

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Enjoy started with a simple question: “What if the best of the store could come to you?” When we founded the Apple store, our goal was to reach new customers by transforming the in-store retail experience. We wanted to create an immersive, personalized retail experience that would truly change people’s lives for the better. Over the years, as the Apple stores became increasingly successful, one of the best compliments we often heard from customers was “I wish I could take you home with me.” Years later, that request became the idea for starting Enjoy. That is exactly what we have spent seven years perfecting.

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Our Mobile Stores can do everything a store can do, but better. We combine the convenience of online shopping with the best of a retail experience. In short, we are making retail work again for everyone.

•	Over the last three decades, E-commerce has upended the traditional physical retail model, shifting commerce from stores to the home.

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We see the potential to unlock a large, untapped opportunity. In the online world, for three decades now, people have been racing to the door and we believe it is time to go through the door. That’s why we started Enjoy. We are rethinking the entire shopping experience to go through the customer’s door.

•	Fulfillment to the door has been made easier and faster than ever, with technology companies achieving massive success through last-mile innovations.

•	Online penetration of retail sales continues to increase and surpass 25% in 2020. As of October 2020, more than 70% of the U.S. labor force was working from home.

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And each year, more physical retail stores close than new stores open. We envision a future where customers continue to start online but will make the choice for every purchase: “Do I want that product delivered to the door or through the door?”

•	And when your purchase really counts, people will choose an experience. The megatrends driving Commerce at Home will create a massive opportunity for Enjoy to grow in the years ahead.

•	During my decade serving customers, I have learned that the quality of the retail experience is incredibly important to how consumers perceive and trust brands and products.

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I have witnessed many new channels evolve, such as the specialty store, big-box retail, outlet malls in the ‘80s and ‘90s, online shopping in the ‘90s, 2000s, and 2010s. The physical retail world has always been ripe for change and now is the time to reinvent again.

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Our mobile store can do anything you can do in a store but better. Our full-time Experts are ready to deliver a complete retail experience with highly personalized service. We begin setting up the customer’s new purchase, including data transfer, installation and activation. We also provide tips and tricks on how best to use the product. But what customers love the most is the ability to shop at home.

•	We use the same, secure mobile point-of-sale system that our partners use in their stores, creating simple and convenient transactions from the couch.

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Our Experts enable customers to purchase additional hardware, accessories and subscriptions during the visit. We do all of this through our proprietary Enjoy Live catalog, a smart merchandising app we built that customers access via a QR code.

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The Enjoy Live catalog code shows the real-time availability of all inventory in the Expert’s individual vehicle and in our local Enjoy warehouse. Customers can purchase products on the spot and also book a follow-up visit for a future day.

•	With the subscription economy growing over 300% over the past seven years and expected to continue to grow at that pace, Enjoy is ready to capitalize on this massive opportunity in each of our visits.

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We would not be where we are today without our incredible, dedicated Field team. We call them Experts. Every Expert is passionate about technology and obsessed with delivering world-class customer service.

•	Our Experts are hand-selected, well-trained, full-time employees and receive generous benefits. We believe that treating our employees well is the key to serving our customers well.

•	So, who uses Enjoy? We have seen that Enjoy’s “Commerce at Home” experience appeals to everyone.

•	Enjoy provides an amazing experience to a variety of customer groups, all of whom have individual needs and unique expectations.

•	Younger people, like Millenials and Gen Zs, expect everything to be delivered to the home, but they also value an experience.

•	Busy parents don’t want to drag their kids to the store when they have to make an important purchase decision.

•	Enjoy is incredibly useful for people working from home, and professionals who expect their products to be set up for them so they can focus on their work.

•	No matter who you are or what your lifestyle, every Enjoy Expert serves as a trusted advisor, providing a tailored experience for you.

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What has surprised me the most is that our customers here in the Silicon Valley spend more time with our Experts than customers anywhere else in the world. We’re making customers happy at levels that are remarkable, as proven by our lifetime NPS score of 88.

•	We’re incredibly proud of this score. It far surpasses other industry groups.

•	I’d now like to spend a few minutes talking about our partner relationships.

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Enjoy operates mobile stores for some of the world’s largest premium high-touch consumer brands such as Apple, AT&T, BT-EE in the UK, and Rogers in Canada. Each of our partners depend on engagement to deepen their relationship with their customers.

•	When a product arrives at the doorstep, there is no opportunity to discuss new things. Communication companies, for example, want to introduce their mobile customers to high-speed internet.

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Apple has built out incredibly robust services for their partners that we can introduce in each and every visit. We offer everything our partners do in their stores: hardware, accessories, subscriptions and services in the comfort of the home.

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Partners love the incredible reach we have built over the past few years. Our 85 locations across the United States, Canada and the UK enable us to reach 50% of the total combined population and serve more than 200 million addressable customers.

•	We have created a successful playbook and have a clear path to continue growing in our current markets and expanding into new geographies.

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By 2025, we expect to expand with our current Partners and serve the leading premium consumer brands in more countries around the world, including Germany, France, Japan, Spain, Italy and Australia. Enjoy ultimately has the opportunity to operate in nearly every country around the globe.

•	We are deeply integrated with our Partners, including integration in all Partners’ online buy-flows as well as select Partners’ call centers and stores.

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Importantly, our Partners drive customers to Enjoy at zero customer acquisition cost to Enjoy. With our asset-light business model and near-zero Customer acquisition cost, we have substantial capacity already built into our platform to grow rapidly.

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I’d like to take a moment to describe our monetization strategy, which is core to our partnerships. Importantly, our model turns a cost center into a profit center for our Partners while earning revenue for Enjoy.

•	At the moment of purchase, the Partner keeps the entire gross margin of the initial product sold. Enjoy earns a fee for the delivery and set-up of the product and overall customer experience.

•	These delivery and setup fees Partners pay to Enjoy are offset by eliminating shipping costs, saving money on reduced fraud and lowering returns and call center costs.

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Enjoy earns revenue for the incremental hardware, accessories, subscriptions and services we sell in each and every visit. Our Partners share a portion of gross margin on sales. With us, it’s a gross margin share model. The more we sell, the better it is for Enjoy and for our partners.

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Interestingly, customers buy more additional products and subscriptions in the home than they do in the store. Over the past year, Enjoy has sold at least one product in more than 50% of home experiences and it continues to grow.

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We have seen that when Enjoy does what we do best, and we strengthen the trust our Partners and customers place in us, we see an uplift in volume of visits and solutions purchased. This trust has led to access to additional solutions, greater ROI for our partners, increased revenue and deeper monetization across our platform.

•	All the while, the customer has a value-added experience as all set up with their new products efficiently and conveniently, right in the comfort of their home.

•	Let me tell you how Enjoy works. It’s really simple.

•	Customers simply go to our partner’s website and choose Enjoy in the checkout. Then we take care of the rest, providing status updates and delivering the at-home retail experience.

•	We see our technology powered service platform as a key ingredient to our business. Our technology would be nearly impossible to replicate. There’s a reason that no one has done this before.

•	We began designing and developing our proprietary technology stack several years ago, as there was no off-the-shelf technology that could do what we wanted to do.

•	To deliver and optimize millions of “Commerce at Home” retail experiences that are unique to each customer, we’ve had to build our technology platform from the ground up.

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The simplicity of the experience is driven by a highly sophisticated, proprietary set of apps, systems, and data science tools and is built to scale over millions of unique and personalized customer experiences.

•	The end product is a platform that is dynamic, intelligent, and packed with features specifically adapted to the complexities of our unique business model.

•	Powered by machine learning and analytics, Enjoy’s algorithm and proprietary technology optimize the customer experience in real-time to track inventory and improve efficiency.

•	These tools also empower our Experts to provide the best and most personalized experience for every customer.

•	When a customer purchases an item online through one of our Partners, they decide at the point of sale to select Enjoy as the fulfillment option in the buy flow.

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The customer then schedules their Enjoy experience in real-time during checkout. They are offered 2-hour delivery windows as early as the same day of purchase at any location within our covered markets.

•	Our technology assigns an Enjoy “Expert” to the order. It also suggests additional inventory in real-time for our Expert to add to the Mobile Store to carry to the visit.

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Our Experts contact the customer before the visit via a text or a phone call to provide status updates ahead of each delivery. We set expectations for the visit, learn more about the customer’s wants and needs, and prepare to personalize the experience.

•	With our tools, our Experts are better connected in a remote retail world than in a physical store.

•	Through our Expert app, the Expert receives smart routing instructions that optimize drive time and efficiency.

•	Once through the door and in the home, our Experts are ready to deliver a complete retail experience with highly personalized service.

•	We are focused on building the future with an incredible leadership team.

•	Our management team is experienced and multidisciplinary, bringing a proven track record, deep expertise in building businesses through innovation, and a demonstrated ability to execute.

•	I know that Enjoy absolutely has the right team in place to pioneer a new future for consumer retail experiences.

•	The market opportunity for Enjoy is massive. We believe we have considerable runway with our current Partners and a robust total addressable market with future Partners.

•	With just our current partners in our current regions, we see an opportunity of $35 billion. By adding new Partners across our current categories, our opportunity increases to $265 billion.

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We are well-positioned to capitalize on exceptionally attractive growth opportunities in the years ahead. These include incremental business opportunities, growth in revenue per Mobile Store, geographic and Partnership expansion, and entry into new categories.

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While not currently in our plan, we see significant longer-term opportunities for Enjoy in the future to enter new adjacent categories such as fitness, luxury, beauty and automotive. Each of these categories are seeing incredible growth in new on-demand digital services and subscription models, which we believe presents a very complementary fit with Enjoy.

•	I will now turn the call over to Fareed Khan, Enjoy’s Chief Financial Officer, to walk through Enjoy’s recent and estimated future financial results.

Fareed Khan

•	Thanks, Ron.

•	By 2025, we expect to deliver $1 billion in revenue and a 30% EBIDTA margin profile.

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We invested heavily in our infrastructure early in our development as a company and with our asset-light business model and near-zero customer acquisition cost, we have substantial capacity already built into our platform to grow rapidly.

•	Not only do we have the infrastructure, scalability and team in place, but we also have the right strategies to propel us forward.

•	Further advancements in engineering and R&D will strengthen our technology platform to support increased volume and business expansion.

•	We are also looking to deepen our relationships with our existing partners by introducing additional channels and visit types.

•	Leveraging our launch experience in the UK and Canada, we plan to further expand our coverage to select markets in Europe and the Asia-Pacific regions.

•	Our 2020 performance gives us confidence in our near-term revenue projections.

•	We have been able to grow revenue during the pandemic, which was challenging for an experience-driven company like Enjoy.

•	For several months in 2020, our in-home experiences were essentially zero. These in-home experiences provide significantly higher revenue than out-of-home experiences.

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Our single largest driver of revenue – in-home experiences – was down as lockdowns and supply chain disruption led to fewer indoor experiences, delays in product launches and slower opening of new stores as employees followed safety protocol.

•	Even when in-home visits started to rebound, we only went through the door and in-home approximately 30% of the time, at the most.

•	Yet during this time, our company grew revenue by 28% year-over-year.

•	We have multiple ways to achieve greater revenue per mobile store from modest growth in the number of visits per mobile store day as well as growth in our revenue per visit.

•	We believe there is ample room to achieve more visits per mobile store per day, a key driver of our future growth.

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Our full-time Experts are in the Field 10 hours each day, accounting for travel time and customer visits. Plus training and personal time, this leaves each Expert with two and a half hours of available time.

•	For 2022, as we improve from 5.8 to 6.8 visits per day, we still have an hour and a half available in their schedule.

•	This achievable increase in customer visits per day is key to our ability to exceed our 2022 estimated daily revenue per mobile store.

•	We also expect to exceed 2021 and 2022 revenue per visit targets. Here’s how we plan to do it:

•	We are already exceeding the 2021 $72 per visit target listed in our plan. In the first quarter, our exit runway was $73 per visit.

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Key leverage to reach and surpass our 2022 estimates include increasing in-home visits, rolling out our Live Catalog smart merchandising tool and greater cross-selling of products, services and subscriptions from our partners.

•	We are already implementing many of these strategies, so we have detailed data from which we can extrapolate and quantify to improve performance with a complete rollout.

•	Let’s look at in-home visits. We know that going through the door adds $10 to $20 in revenue per visit than when our Experts cannot provide an in-home experience.

•	Because of the pandemic, we’re only going through the home approximately 30% of the time today.

•	Once we get back to our pre-COVID rate of 90% of our visits being in-home, we expect to generate at least an incremental $7 per visit.

•	Our smart merchandising tool, Live Catalog, can drive significant revenue for us. We’re currently using Live Catalog for about 30% of visits and those visits saw $27 revenue lifts per visit.

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Once we scale Live Catalog and deploy it in 75% of visits and we attempt to use this tool in every visit, we should reach at least an $11 lift in blended revenue per visit based on the data we already have.

•	This number only includes the tool as designed today and does not include any incremental improvements to the tool that our Engineering team are actively pursuing.

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Beginning next month, we’ll be able to cross-sell products from various Partners during customer visits. For example, many of our AT&S customers will benefit from our ability to sell Apple products and services and vice versa.

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If we take a conservative estimate and assume we’ll be one-third as successful as what we are today in customer visits, we expect to increase revenue by at least a $12 increase in revenue per visit and we believe there could be significant upside to that assumption.

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And finally, our teams continue to get smarter about how to sell most effectively. As we continue to increase the rate at which we sell additional products, accessories and subscriptions in each visit, we expect to drive an additional $5 per visit.

•	Each aspect I just mentioned positions us to achieve our near-term targets. And this is before we deliver any innovations or substantial improvements on what Enjoy is already doing today.

•	Enjoy is at a critical inflection point in our profitability. Our differentiated business model underpins a potentially superior growth profile and Enjoy has identified a clear path to profitability.

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We have a clear path to grow revenue by increasing the number of customer visits per day and revenue generated per customer visit, including through cross-selling in-demand products, services and subscriptions.

•	Enjoy has only begun to scratch the surface on what the Mobile Store can accomplish.

•	Many of Enjoy’s Mobile Stores are already profitable.

•	In the second half of 2020, at the height of the pandemic, 18 locations in the U.S. had positive mobile store profit.

•	We are ready to scale and continue this growth and momentum.

•	We are incredibly excited about the significant revenue opportunity and near- and long-term growth this deal creates for Enjoy.

•	We believe that we have built a strong foundation and our growth plans have us hitting our numbers with current partners, our employees, and increasing efficiencies in our operation.

•	When we start layering in geographic location expansion, additional revenue streams and additional partners our growth potential expands exponentially.

•	And with that, I’ll turn it back to Brett for final remarks.

Brett Varsov

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Thanks, Fareed. I’ll just conclude by saying we believe Enjoy is a category of one. Enjoy is unique among disruptive, consumer-focused companies due to its differentiated model, strong recent results, technology platform and the caliber of its foundational partnerships.

•	The company has a massive growth trajectory, a large durable moat, almost zero acquisition cost and attractive unit economics. And, Enjoy is ready to scale and achieve profitability.

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We believe that this combination creates significant future upside for new shareholders in Enjoy. We are delighted to partner with Ron and the Enjoy team to bring “Commerce at Home” to even more customers around the world, deliver compelling value to new shareholders and help this exciting company achieve profitable scale.

•	Please visit the IR section on Enjoy’s website for additional information on the transaction.

•	Thank you for your time today.

DISCLAIMER:

The foregoing Transcript (“Transcript”) is the output of transcription from an audio recording. Although the Transcript is largely accurate, in some cases, it may be incomplete or inaccurate due to inaudible passages or transcription errors. This Transcript is provided as an aid to understanding but should not be treated as an authoritative record. It has been prepared for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Enjoy and MRAC and is not to be used for any other purpose.

Neither MRAC nor Enjoy has made any, and each makes no, representation or warranty, express or implied, herein as to the accuracy or completeness of the Transcript. Additionally, each of MRAC and Enjoy disclaims all warranties, whether express, implied or statutory, including, without limitation, any implied warranties of title, non- infringement of third-party rights, merchantability, or fitness for a particular purpose with respect to the information contained in the Transcript. To the fullest extent permitted by law, in no circumstances will Enjoy, MRAC or any of their subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of the Transcript, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. The Transcript discusses trends and markets that Enjoy’s leadership team believes will impact the development and success of Enjoy based on its current understanding of the marketplace. Industry and market data used in the Transcript have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Enjoy nor MRAC has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the proposed business combination.

Forward-Looking Statements

The Transcript includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “would,” “should,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. “Forward-looking statements” include all statements about future plans and performance, regardless of whether the foregoing expressions are used to identify them. In addition, these forward-looking statements include, but are not limited to, statements regarding: estimates and forecasts of financial and performance metrics; projections of market opportunity and market share, expectations and timing related to the announcement of strategic partnerships; the potential success of Enjoy’s business strategy; Enjoy’s research and development efforts; and Enjoy’s proposed plans to scale and expectations, including statements regarding the effectiveness and efficiency of its services. These statements are based on various assumptions, whether or not identified in the Transcript, and on the current expectations of Enjoy’s and MRAC’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.    Many actual events and circumstances are beyond the control of Enjoy and MRAC. These forward-looking statements are subject to a number of risks and uncertainties, projections of market opportunity and market share, potential benefits and commercial attractiveness to its customers of Enjoy’s services, the potential success of Enjoy’s marketing and expansion strategies, Enjoy’s ability to scale, the potential benefits of the potential transactions (including with respect to stockholder value), and expectations related to the terms and timing of the potential business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of Enjoy or MRAC is not obtained; risks relating to the uncertainty of the projected financial information with respect to Enjoy; risks related to the rollout of Enjoy’s business strategy and the timing of expected business milestones; the effects of competition on Enjoy’s future business; risks related to political and macroeconomic uncertainty; the amount of redemption requests made by MRAC’s public shareholders; the ability of MRAC or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the impact of the COVID-19 pandemic and those factors discussed in MRAC’s final prospectus filed on December 16, 2020, under the heading “Risk Factors,” and other documents of MRAC filed, or to be filed, including the proxy statement/prospectus expected to be filed in connection with the business combination, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that are not presently known to Enjoy or MRAC or that Enjoy or MRAC currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Enjoy’s expectations, plans or forecasts of future events and views as of the date of the Transcript. Enjoy anticipates that subsequent events and developments will cause Enjoy’s and MRAC’s assessments to change. However, while Enjoy and MRAC may elect to update these forward-looking statements at some point in the future, Enjoy and MRAC specifically disclaim any obligation to do so unless required by applicable law. These forward-looking statements should not be relied upon as representing Enjoy’s and MRAC’s assessments as of any date subsequent to the date of the Transcript. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Projections and Description of Key Partnerships

The Transcript contains projected financial information with respect to Enjoy, namely Enjoy’s revenue and non-GAAP financial measures, volume, total addressable market and Adjusted EBITDA for 2018 – 2025.

Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in the Transcript, and the inclusion of such information in the Transcript should not be regarded as a representation by any person that the results reflected in such projections will be achieved. The independent registered public accounting firm of Enjoy has not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in the Transcript, and accordingly, does not express an opinion or provided any other form of assurance with respect thereto for the purpose of the Transcript. The Transcript contains descriptions of certain key business partnerships of Enjoy. These descriptions are based on Enjoy’s management team’s discussions with such counterparties and the latest available information and estimates as of the date of the Transcript. In certain cases, such descriptions are subject to negotiation and execution of definitive agreements with such counterparties which have not been completed as of the date of the Transcript and, as a result, such descriptions of key business partnerships of Enjoy, remain subject to change.

Financial Information; Non-GAAP Financial Measures

The financial information and data contained in the Transcript is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement / prospectus filed by MRAC with the SEC in connection with the proposed business combination. In addition, all of Enjoy’s historical financial information included herein is preliminary and subject to change pending finalization of the 2020 audit of Enjoy in accordance with PCAOB auditing standards. Some of the financial information and data contained in the Transcript, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as net income (loss), adjusted for income taxes, interest expense, interest income and other income or expense, unrealized loss on long-term convertible debt depreciation and amortization, stock-based compensation and one-time transaction related costs. Enjoy’s management uses these non-GAAP measures to compare Enjoy’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. You can find the reconciliation of these measures to the nearest comparable GAAP measures on slide 51. MRAC and Enjoy believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Enjoy’s financial condition and results of operations. MRAC and Enjoy believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. Enjoy’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and Enjoy does not recommend the sole use of these non-GAAP measures to assess its financial performance. Enjoy’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Enjoy’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Enjoy’s management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Enjoy’s management presents non-GAAP financial measures in connection with GAAP results.

No Offer or Solicitation The Transcript does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Trademarks

The Transcript contains trademarks, service marks, trade names and copyrights of Enjoy, MRAC and other companies, which are the property of their respective owners.

Additional Information and Where You Can Find It

The proposed business combination will be submitted to the shareholders of MRAC for their consideration and approval at an extraordinary general meeting of shareholders. MRAC intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of MRAC, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all MRAC shareholders. The proxy statement/prospectus will contain important information about the proposed business combination and the other matters to be voted upon at the extraordinary general meeting of shareholders. MRAC also will file other documents regarding the proposed business combination with the SEC. Before making any voting decision, investors and security holders of MRAC are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed business combination.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by MRAC through the website maintained by the SEC at www.sec.gov.The documents filed by MRAC with the SEC also may be obtained free of charge upon written request to Marquee Raine Acquisition Corp., 65 East 55th Street, 24th Floor, New York, New York 10022.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

MRAC and its directors and executive officers may, under SEC rules, be deemed participants in the solicitation of proxies from MRAC’s shareholders in connection with the proposed business combination. MRAC shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of MRAC in MRAC’s Annual Report on Form 10-K for the fiscal year ended 2020, which was filed with the SEC on March 26, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to MRAC shareholders in connection with the proposed business combination and other matters to be voted upon at the extraordinary general meeting of shareholders will be set forth in the proxy statement/prospectus when available. You may obtain free copies of these documents from the sources described above.